Exhibit 5.2

Linklaters LLP One Silk Street London EC2Y 8HQ Telephone (+44) 20 7456 2000 Facsimile (+44) 20 7456 2222 DX Box Number 10 CDE

To:	British American Tobacco p.l.c.
Globe House
4 Temple Place
London WC2R 2PG
1 July 2025
Our Ref     L- 360518
Shelf registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on 1 July 2025 relating to the registration and proposed issuance of Debt Securities by B.A.T Capital Corporation (“BATCAP”), B.A.T. International Finance p.l.c. (“BATIF”) and British American Tobacco p.l.c. (“British American Tobacco”, together with BATCAP and BATIF, the “Issuers” and each an “Issuer”) and guaranteed (as applicable) by Reynolds American Inc. (“RAI”), B.A.T. Netherlands Finance B.V. (“BATNF”), British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”) (in the case of Debt Securities issued by BATCAP pursuant to the BATCAP 2017 Indenture), BATCAP (in the case of Debt Securities issued by BATIF or British American Tobacco), BATIF (in the case of Debt Securities issued by BATCAP or British American Tobacco) and British American Tobacco (in the case of Debt Securities issued by BATCAP or BATIF) (the “Guarantors”)
1We have acted as English legal advisers to the Issuers and the Guarantors in connection with the filing on 1 July 2025 of the shelf registration statement, in respect of Debt Securities to be issued by the Issuers (the “Programme”) and the giving of the guarantees by the Guarantors in respect of the Debt Securities and have taken instructions solely from the Issuers and the Guarantors.
2This opinion is limited to English law as applied by the English courts and in effect on the date of this opinion. It is given on the basis that it, and all matters relating to it, will be governed by, and that it (including all terms used in it) will be construed in accordance with, English law. In particular, we express no opinion herein with regard to any system of law (including, for the avoidance of doubt, the federal laws of the United States of America and the laws of the State of New York) other than the laws of England as currently applied by the English courts.
This communication is confidential and may be privileged or otherwise protected by work product immunity.
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3For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this opinion.
4We have assumed that:
4.1all copy documents conform to the originals and all originals are genuine and complete
4.2each signature is the genuine signature of the individual concerned, and each corporate seal is the genuine seal of the company concerned
4.3(except in the case of BATIF and British American Tobacco) all relevant documents are within the capacity and powers of, and have been validly authorised by, each party
4.4(in the case of each party) all relevant documents have been or (in the case of the Debt Securities) will be validly executed and delivered by the relevant party
4.5each of the meetings of the Board of Directors of British American Tobacco and BATIF held on 15 April 2025 and 12 May 2025, respectively, (in respect of which a certified extract of each of the Minutes has been supplied to us) was duly convened, constituted and quorate and the resolutions referred to in each of the Minutes were validly passed and remain in full force and effect without modification and
4.6each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law.
5References in this opinion to:
5.1the “Programme Documents” are to the Registration Statement and the Indentures; and
5.2the “Debt Securities” are to the debt securities which may be issued by the Issuers under the Programme up to a maximum aggregate principal amount of US$20,000,000,000 (or its equivalent).
6Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above and subject to the qualifications in paragraphs 7 to 9 below and to any matters not disclosed to us, we are of the following opinion:
6.1BATIF has been incorporated and is existing as a company with limited liability under the laws of England.
6.2BATIF has corporate power to enter into and to perform its obligations under the Programme Documents and the Debt Securities and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents and the Debt Securities.
6.3British American Tobacco has been incorporated and is existing as a company with limited liability under the laws of England.
6.4British American Tobacco has corporate power to enter into and to perform its obligations under the Programme Documents and the Debt Securities and has taken all necessary corporate action to authorise its execution, delivery and performance of the Programme Documents and the Debt Securities.

7This opinion is subject to the following:
7.1It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion contained in the Registration Statement, or that no material facts have been omitted from it.
7.2We express no opinion as to compliance or otherwise with any financial limitations on borrowings or the giving of guarantees by BATIF contained in BATIF’s Articles of Association or any financial limitations on borrowings or the giving of guarantees by British American Tobacco contained in British American Tobacco’s Articles of Association.
7.3We express no opinion as to compliance or otherwise with the limitation on the maximum aggregate principal amount of the Debt Securities which have been authorised by the Issuers with respect to the Programme.
7.4We express no opinion as to the effect of any sanctions or other similar restrictive measures in relation to any party to the Programme Documents or the Debt Securities or any transaction contemplated thereby.
7.5To the extent it relates to United Kingdom stamp duties any undertaking or indemnity given by BATIF or British American Tobacco may be void under Section 117 of the Stamp Act 1891.
7.6Our opinion that BATIF and British American Tobacco are existing is based on each of the Issuer Searches and the Issuer Winding-up Searches. It should be noted that the Issuer Searches and the Issuer Winding-up Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver has been appointed, a company voluntary arrangement has been proposed or approved, a moratorium has been applied for or has come into force or any other insolvency proceeding has commenced.
8This opinion is given on the basis that there will be no amendment to, or termination or replacement of, the documents, authorisations, consents and opinions referred to in the Schedule to this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.
9We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us made under the heading “Legal Matters” in the prospectus constituting a part of, the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within section 7 of the United States Securities Act of 1933 or the rules and regulations of the SEC thereunder.
Yours faithfully

/s/ Linklaters LLP
Linklaters LLP

SCHEDULE
1A certified copy of the Memorandum and Articles of Association of BATIF.
2A certified extract of the Minutes of a Meeting of the Board of Directors of BATIF held on 12 May 2025.
3A certified copy of the Memorandum and Articles of Association of British American Tobacco.
4A certified extract from the Minutes of a Meeting of the Board of Directors of British American Tobacco held on 15 April 2025.
5An indenture dated 15 August 2017 between BATCAP, as issuer, the applicable Guarantors, Wilmington Trust, National Association, as trustee, and Citibank, N.A., London Branch, as authentication agent, paying agent, transfer agent, registrar and calculation agent (the “BATCAP 2017 Indenture”).
6An indenture dated 6 September 2019 between BATCAP, as issuer, the applicable Guarantors, Citibank, N.A., as trustee, as initial paying agent, authentication agent, transfer agent, registrar and calculation agent (the “BATCAP 2019 Indenture”).
7An indenture filed with the SEC on 25 September 2020 by and among BATIF, the applicable Guarantors and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent (the “BATIF 2020 Indenture”).
8A form of indenture filed with the SEC on 1 July 2022 by and among BATIF, BATCAP and British American Tobacco, as issuers, and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the notes are first issued (the “2022 Indenture” and, together with the BATCAP 2017 Indenture, the BATCAP 2019 Indenture and the BATIF 2020 Indenture, the “Indentures”).
9Registration Statement dated 1 July 2025 including the form of prospectus relating to Debt Securities issued by the Issuers under the Programme (the “Registration Statement”).
10The results of an online search in respect of BATIF on the Companies House Direct register made at 10:02 a.m. on 1 July 2025 (the “BATIF Search”).
11The results of telephone searches in respect of BATIF at the Central Register of Winding-Up Petitions made on 1 July 2025 at 10:18 a.m. (the “BATIF Winding-up Search”).
12The results of an online search in respect of British American Tobacco on the Companies House Direct register made at 10:04 a.m. on 1 July 2025 (the “British American Tobacco Search”, together with the BATIF Search, the “Issuer Searches”).
13The results of telephone searches in respect of British American Tobacco at the Central Register of Winding-Up Petitions made on 1 July 2025 at 10:18 a.m. (the “British American Tobacco Winding-up Search”, together with the BATIF Winding-up Search, the “Issuer Winding-up Searches”).